UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 9, 2021
Date of Report (Date of earliest event reported)
_____________________________________________
TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________

Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY	PLANO	Texas	75024
(Address of principal executive offices)	(City)	(State)	(Zip code)

(972) 713-3700
(Registrant’s telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	TYL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 9, 2021, Tyler Technologies, Inc. (the “Company”) issued $600,000,000 aggregate principal amount of its 0.25% Convertible Senior Notes due 2026 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of March 9, 2021, between the Company and U.S. Bank National Association, as trustee (the “Trustee”).
Pursuant to the purchase agreement between the Company and the initial purchasers of the Notes, the Company granted the initial purchasers a 13-day option to purchase up to an additional $75,000,000 principal amount of Notes. The Notes issued on March 9, 2021 include $75,000,000 principal amount of Notes issued pursuant to the full exercise by the initial purchasers of such option.
The Notes are the Company’s senior, unsecured obligations and are (i) equal in right of payment with the Company’s future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.
The Notes will accrue interest at a rate of 0.25% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021. The Notes will mature on March 15, 2026, unless earlier repurchased, redeemed or converted. Before September 15, 2025, holders of the Notes will have the right to convert their Notes only upon the occurrence of certain events. From and including September 15, 2025, holders of the Notes may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle any conversions of the Notes either entirely in cash or in a combination of cash and shares of its common stock, at the Company’s election. However, upon conversion of any Notes, the conversion value, which will be determined over an “Observation Period” (as defined in the Indenture) consisting of 30 trading days, will be paid in cash up to at least the principal amount of the Notes being converted.
The initial conversion rate is 2.0266 shares of common stock per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $493.44 per share of common stock). The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.
The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after March 15, 2024 and on or before the 30th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price of the Notes on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.
If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then holders of the Notes may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.
The Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $100,000,000 (or its foreign currency equivalent); (vi) the rendering of certain judgments against the Company or any of its subsidiaries for the payment of at least $100,000,000 (or its foreign currency equivalent), where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (vii) certain events of bankruptcy, insolvency and reorganization with respect to the Company or any of its “significant subsidiaries” (as defined in the Indenture).

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then the Trustee, by notice to the Company, or holders of at least 25% of the aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 180 calendar days on which the reporting event of default has occurred and is continuing, consist exclusively of the right of the holder of the Notes to receive special interest on the Notes at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.
The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Report”), and the above summary is qualified in its entirety by reference to the terms of the Indenture and the Notes set forth in such exhibits.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02.
The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 1,580,760 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 2.6346 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.
Item 7.01 Regulation FD Disclosure.
On March 3, 2021, the Company filed a Current Report on Form 8-K reporting that, among other things, the Company had provided investors with certain unaudited pro forma financial information (the “Pro Forma Information”) related to the Company’s previously announced proposed acquisition of NIC, Inc. (the “Merger”). The Pro Forma Information assumed that the Company would fund the Merger with a combination of approximately $700.0 million of cash on its balance sheet and the proceeds from the issuance of $1,600.0 million aggregate principal amount of convertible notes, resulting in $3.0 million of annual interest expense for purposes of the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2020. As a result of the reduction in the size of the offering of the Notes, the Company intends to pursue alternate financing arrangements to fund the Merger. For purposes of the Pro Forma Information, if the Company had borrowed on January 1, 2020 approximately $1,080.0 million under the bridge loan facility with Goldman Sachs Bank USA pursuant to the commitment entered into in connection with the Merger, in order to fund the Merger, then the Company's estimates that its pro forma interest expense for the year ended December 31, 2020 would have been approximately $29.0 million.
In accordance with General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
Exhibits

Exhibit Number	Exhibit description
4.1	Indenture, dated as of March 9, 2021, between Tyler Technologies, Inc. and U.S. Bank National Association, as trustee, relating to the 0.25% Convertible Senior Notes due 2026.
4.2	Form of certificate representing the 0.25% Convertible Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1).

104	Cover page interactive data file (embedded within the inline XBRL document).

Forward-Looking Statements
This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are not historical in nature and typically address future or anticipated events, expectations or beliefs. Forward-looking statements include, without limitation, statements regarding the Pro Forma Information and our plans to obtain financing to fund the Merger. These forward-looking statements can often, but not always, be identified by phrases such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “will,” “may,” “should,” “projects,” “might,” “could,” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.
While the Company believes there is a reasonable basis for the forward-looking statements in this Report, such statements involve certain risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those indicated in, or implied by, such forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) market conditions, including market interest rates; (ii) the trading price and volatility of the Company’s common stock; (iii) risks relating to the proposed Merger, including our ability to obtain financing to fund the purchase price on acceptable terms, if at all; and (iv) risks relating to the Company’s business, including those described in the Company’s most recent Annual Report on Form 10-K and the other periodic reports that the Company files from time to time with the Securities and Exchange Commission.
The forward-looking statements in this Report speak only as of the date of this Report. The Company does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

/s/ Brian K. Miller
March 9, 2021	By:	Brian K. Miller Executive Vice President and Chief Financial Officer (principal financial officer)